SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement dated as of December 9, 2010 (this “Agreement”) is made by and between Genmed Holding Corp., a Nevada corporation, with principal executive offices located at Rontgenlaan 27, 2719 DX, Zoetermeer, The Netherlands (the “Company”), and Admefo Investments AG, with principal executive offices located at Oberneuhistrasse 6 6340, Baar, Switzerland (“Holder”).

WHEREAS, Holder desires to purchase from the Company, and the Company desires to issue and sell to Holder, upon the terms and subject to the conditions of this Agreement, a Secured Convertible Debenture of the Company in the aggregate principal amount of $875,224.72 (the “Debenture”); and

WHEREAS, Holder is the owner of two notes payable by the Company. One is between the Company and Total Look BV, dated August 25, 2010 and has a current outstanding balance of $603,364.71 (the “Total Look Note”), the other is between the Company and E.R. Bouwens Beheermaatschappij BV, dated August 25, 2010 and has a current outstanding balance of  $252,595.06 (the “ERB Note” and together with the Total Look Note, the “Notes”); and

WHEREAS, upon the terms and subject to the conditions set forth in the Debenture the Debenture is convertible into Common Shares of the Company (the “Shares”).

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, the parties hereto, intending to be legally bound, hereby agree as follows:

1.           PURCHASE AND SALE OF DEBENTURE; ADVANCES

1.1           Transaction.  Holder hereby agrees to purchase from the Company, and the Company has offered and hereby agrees to issue and sell to Holder in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act of 1933, as amended (the “Securities Act”), the Debenture.

1.2           Advances.  The Debenture shall evidence the obligations of the Company to Holder to repay advances made by Holder to the Company (each an “Advance” and collectively, “Advances”) as provided herein.  On or before the third business day prior to the Closing Date (as defined in Article VII), the Company and Holder shall attempt to agree on the amount of the initial Advance (the “Initial Advance”) based upon a budget proposed by the Company and agreed to by Holder.  Thereafter, if the Company elects to request additional Advances, it may make such request upon at least five-business days written notice to Holder.  Any such request shall set forth the proposed use of proceeds.  The Company shall be entitled to make only one request per month and the amount so requested shall not exceed $50,000 unless approved in advance by Holder.  Holder shall have the right, in its sole and absolute discretion, to accept the request, deny the request or advance a smaller amount.  The Company shall not have a right to request an Advance after December 8, 2013.  The aggregate amount of all Advances shall not exceed $875,224.72.  The amount of each Advance shall be added to the principal amount of the Debenture.

1.3           Form of Debenture.  The Debenture shall (a) be in the form of Exhibit A attached hereto, (b) be in the principal amount of $875,224.72, (c) bear interest based on the outstanding principal amount outstanding from time to time at the rate of 10% per annum, payable monthly in cash, (d) be secured by a first priority security interest in the assets of the Company pursuant to a security agreement (“Security Agreement”) in the form of Exhibit B attached hereto, (e) be subordinated to the current Bond holders of the Company, (f) be convertible into the Shares of the Company at a variable conversion rate, and (g) be due on December 8, 2013 (the “Maturity Date”).

2.           HOLDER’S REPRESENTATIONS AND WARRANTIES

Holder represents and warrants to and covenants and agrees with the Company as follows:

2.1           Holder is purchasing the Debenture and additional Shares issuable upon conversion of the Debenture (the “Debenture Shares”) for its own account, for investment purposes only and not with a view towards or in connection with the public sale or distribution thereof in violation of the Securities Act.

2.2           Holder is (i) an “accredited investor” within the meaning of Rule 501 of Regulation D under the Securities Act of 1933, as Amended (the “Securities Act”), (ii) experienced in making investments of the kind contemplated by this Agreement, (iii) capable, by reason of its business and financial experience, of evaluating the relative merits and risks of an investment in the Securities, and (iv) able to afford the loss of its investment in the Securities.

2.3           Holder understands that the Securities are being offered and sold by the Company in reliance on an exemption from the registration requirements of the Securities Act and equivalent state securities and “blue sky” laws, and that the Company is relying upon the accuracy of, and Holder’s compliance with, Holder’s representations, warranties and covenants set forth in this Agreement to determine the availability of such exemption and the eligibility of Holder to purchase the Securities;

2.4           Holder understands that the Securities have not been approved or disapproved by the Securities and Exchange Commission (the “Commission”) or any state securities commission.

2.5           This Agreement has been duly and validly authorized, executed and delivered by Holder and is a valid and binding agreement of Holder enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally and except as rights to indemnity and contribution may be limited by federal or state securities laws or the public policy underlying such laws.

3.           THE COMPANY’S REPRESENTATIONS

The Company represents and warrants as of the date hereof to the Holder that, except as set forth on Schedule 3 attached hereto, the statements contained in this Section 3 are complete and accurate as of the date of this Agreement.  As used in this Section 3, the term “Knowledge” shall mean the knowledge of the managers of the Company and/or the officers or employees of the Company after reasonable investigation.

3.1           Capitalization.

a.           The Debenture Shares have been duly and validly authorized and reserved for issuance by the Company, and, when issued by the Company upon conversion of the Debenture, will be duly and validly issued, fully paid and nonassessable and will not subject the holder thereof to personal liability by reason of being such holder.

3.2           Organization; Reporting Company Status.

(a)           The Company is a corporation duly organized, validly existing and in good standing under the laws of Nevada and is duly qualified as a foreign company in all jurisdictions in which the failure so to qualify would reasonably be expected to have a material adverse effect on the business, properties, prospects, condition (financial or otherwise) or results of operations of the Company or on the consummation of any of the transactions contemplated by this Agreement (a “Material Adverse Effect”).

3.3           Authorization.  The Company (i) has duly and validly authorized and reserved for issuance additional shares of common stock, which is a number sufficient for the issuance of the conversion of the Debenture in full and (ii) at all times from and after the date hereof shall have a sufficient number of shares of common stock duly and validly authorized and reserved for issuance to satisfy the conversion of the Debenture in full.  The Company understands and acknowledges the potentially dilutive effect of the issuance of the Debenture Shares.  The Company further acknowledges that its obligation to issue the Debenture Shares upon conversion of the Debenture in accordance with this Agreement is absolute and unconditional regardless of the dilutive effect that such issuance may have on the ownership interests of other members of the Company and notwithstanding the commencement of any case under 11 U.S.C. § 101 et seq. (the “Bankruptcy Code”).  In the event the Company is a debtor under the Bankruptcy Code, the Company hereby waives to the fullest extent permitted any rights to relief it may have under 11 U.S.C. § 362 in respect of the conversion of the Debenture.  The Company agrees, without cost or expense to Holder, to take or consent to any and all action necessary to effectuate relief under 11 U.S.C. § 362.

3.4           Authority; Validity and Enforceability.  The Company has the requisite power and authority to enter into the Documents (as such term is hereinafter defined) and to perform all of its obligations hereunder and thereunder (including the issuance, sale and delivery to Holder of the Securities).  The execution, delivery and performance by the Company of the Documents and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the Debenture and the issuance and reservation for issuance of the Debenture Shares) have been duly and validly authorized by all necessary action on the part of the Company and no further filing, consent, or authorization is required by the Company, its officers, or its Board of Director.  Each of the Documents has been duly and validly executed and delivered by the Company and each Document constitutes a valid and binding obligation of the Company enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally and except as rights to indemnity and contribution may be limited by federal or state securities laws or the public policy underlying such laws.  The Securities have been duly and validly authorized for issuance by the Company and, when executed and delivered by the Company, will be valid and binding obligations of the Company enforceable against it in accordance with their respective terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally.  For purposes of this Agreement, the term “Documents” means (i) this Agreement; (ii) the Debenture; and (iii) the Security Agreement (as hereinafter defined).

3.5           Validity of Issuance of the Securities.  The Debenture and the Debenture Shares upon their issuance will be validly issued and outstanding, fully paid and nonassessable, and not subject to any preemptive rights, rights of first refusal, tag-along rights, drag-along rights or other similar rights.

3.6           Non-contravention.  The execution and delivery by the Company of the Documents, the issuance of the Securities, and the consummation by the Company of the other transactions contemplated hereby and thereby do not, and compliance with the provisions of this Agreement and other Documents will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or loss of a material benefit under, or result in the creation of any Lien (as such term is hereinafter defined) upon any of the properties or assets of the Company under, or result in the termination of, or require that any consent be obtained or any notice be given with respect to (i) the charter or organizational documents of the Company, in each case as amended to the date of this Agreement, (ii) any loan or credit agreement, debenture, bond, mortgage, indenture, lease, contract or other agreement, instrument or permit applicable to the Company, including, or (iii) any statute, law, rule or regulation applicable to, or any judgment, decree or order of any court or government body having jurisdiction over, the Company or any of its properties or assets.  A “Lien” means any assignment, transfer, pledge, mortgage, security interest or other encumbrance of any nature, or an agreement to do so, or the ownership or acquisition or agreement to acquire any asset or property of any character subject to any of the foregoing encumbrances (including any conditional sale contract or other title retention agreement).

3.7           Approvals.  No authorization, approval or consent of any court or public or governmental authority or any other person is required to be obtained by the Company for the issuance and sale of the Securities to Holder as contemplated by this Agreement, except such authorizations, approvals and consents as have been obtained by the Company prior to the date hereof.

3.8           Absence of Events of Default.  No “Event of Default” (as defined in any agreement or instrument to which the Company is a party) and no event which, with notice, lapse of time or both, would constitute an Event of Default (as so defined), has occurred and is continuing.

3.9           Securities Law Matters.  Assuming the accuracy of the representations and warranties of Holder set forth in Article 2, the offer and sale by the Company of the Securities is exempt from (i) the registration and prospectus delivery requirements of the Securities Act and the rules and regulations of the Commission thereunder and (ii) the registration and/or qualification provisions of all applicable state and provincial securities and “blue sky” laws.  The Company shall not directly or indirectly take, and shall not permit any of its directors, officers or Affiliates directly or indirectly to take, any action (including, without limitation, any offering or sale to any person or entity of any security similar to the Debenture) which will make unavailable the exemption from Securities Act registration being relied upon by the Company for the offer and sale to Holder of the Securities, as contemplated by this Agreement.  No form of general solicitation or advertising has been used or authorized by the Company or any of its officers, directors or Affiliates in connection with the offer or sale of the Securities, as contemplated by this Agreement or any other agreement to which the Company is a party.  As used in the Documents, “Affiliate” has the meaning ascribed to such term in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

3.10           Registration Rights.  No Person has, and as of the Closing (as such term is hereinafter defined), no Person shall have, any demand, “piggy-back” or other rights to cause the Company to file any registration statement under the Securities Act relating to any of its securities or to participate in any such registration statement.

3.11           Interest.  The timely payment of interest on the Debenture is not prohibited by the charter documents of the Company, in each case as amended to the date of this Agreement, or any agreement, contract, document or other undertaking to which the Company is a party.

3.12           No Misrepresentation.  No representation or warranty of the Company contained in this Agreement or any of the other Documents, any schedule, annex or exhibit hereto or thereto or any agreement, instrument or certificate furnished by the Company to Holder pursuant to this Agreement contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

3.13           Finder’s Fee.  There is no finder’s fee, brokerage commission or like payment in connection with the transactions contemplated by this Agreement for which Holder is liable or responsible.

3.14           Litigation.  There is no action, suit, proceeding or investigation pending or, to the Company’s knowledge, currently threatened against the Company that questions the validity of this Agreement, the Documents, or the right of the Company to enter into such agreements, or to consummate the transactions contemplated hereby or thereby, or that might result, either individually or in the aggregate, in any material adverse changes in the business, assets or condition of the Company, taken as a whole, financially or otherwise, or any change in the current equity ownership of the Company.  The Company is not a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality.  There is no action, suit, proceeding or investigation by the Company currently pending or that the Company intends to initiate.

3.15           Agreements.

(a)          There are no agreements, understandings or proposed transactions between the Company and any of its officers, managers, directors, or any affiliate thereof.

(b)          Schedule 3.15 lists all agreements, whether written or oral, to which the Company is a party.  All such agreements are in full force and effect and no party thereto is in default of such party’s obligations thereunder.

3.16           Tax Returns.  The Company has made and filed all federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject and (unless and only to the extent that the Company has set aside on its books provisions reasonably adequate for the payment of all unpaid and unreported taxes) has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and has set aside on its books provision reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim.

3.17           Acknowledgment Regarding Holder’s Purchase of Securities.  The Company acknowledges and agrees that the Holder is acting solely in the capacity of an arm's length purchaser with respect to this Agreement and the transactions contemplated hereby.  The Company further acknowledges that Holder is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to this Agreement and the transactions contemplated hereby and any statement made by Holder or any of its representatives or agents in connection with this Agreement and the transactions contemplated hereby is not advice or a recommendation and is merely incidental to the Holder’s purchase of the Securities.  The Company further represents to Holder that the Company's decision to enter into this Agreement has been based solely on the independent evaluation of the Company and its representatives.

3.18           No Integrated Offering.  Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf, has directly or indirectly made any offers or sales in any security or solicited any offers to buy any security under circumstances that would require registration under the Securities Act of the issuance of the Securities to the Holder.  The issuance of the Securities to the Holder will not be integrated with any other issuance of the Company's securities (past, current or future) for purposes of any shareholder approval provisions applicable to the Company or its securities.

3.19           Patents and Trademarks.  The Company has, or has rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, copyrights, licenses and other similar rights necessary or material for use in connection with their respective businesses and which the failure to so have could have a Material Adverse Effect (collectively, the “Intellectual Property Rights”).  The Company has not received any written notice that the Intellectual Property Rights used by the Company violates or infringes upon the rights of any Person. To the knowledge of the Company, all such Intellectual Property Rights are enforceable and there is no existing infringement by another Person of any of the Intellectual Property Rights of others.

3.20           Foreign Corrupt Practices.  The Company, nor any manager, officer, agent, director, employee or other person acting on behalf of the Company has, in the course of his actions for, or on behalf of, the Company, used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended; or made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

3.21           Solvency.  The Company (after giving effect to the transactions contemplated by this Agreement) is solvent (i.e., its assets have a fair market value in excess of the amount required to pay its probable liabilities on its existing debts as they become absolute and matured) and currently the Company has no information that would lead it to reasonably conclude that the Company would not, after giving effect to the transaction contemplated by this Agreement, have the ability to, nor does it intend to take any action that would impair its ability to, pay its debts from time to time incurred in connection therewith as such debts mature.

3.22           Compliance.  The Company (i) is not in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company under), nor has the Company received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is not in violation of any order of any court, arbitrator or governmental body, or (iii) is not or has been in violation of any statute, rule or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws applicable to its business except in each case as could not have a Material Adverse Effect.

3.23           Regulatory Permits.  The Company possesses all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct their respective businesses, except where the failure to possess such permits could not have or reasonably be expected to result in a Material Adverse Effect (“Material Permits”), and the Company has not received any notice of proceedings relating to the revocation or modification of any Material Permit.

3.24           Seniority.  As of the Closing Date, no indebtedness or other equity of the Company, other than those certain interest bearing Bonds is senior to, or pari passu with, the Debenture in right of payment, whether with respect to interest or upon liquidation or dissolution, or otherwise.

4.           CERTAIN COVENANTS AND ACKNOWLEDGMENTS

4.1           Outstanding Notes. The Company hereby acknowledges the current outstanding balance of the Total Look Note is $603,364.71, inclusive of interest as of the date of this Agreement, and the current outstanding balance of the ERB Note is $252,595.06, inclusive of interest as of the date of this Agreement, for an aggregate outstanding balance of $855,959.77. As an inducement to enter into this Agreement, the Company hereby agrees and acknowledges the conversion feature outlined in Section 1c. of the Notes is changed from $0.04 per share to the lesser of (i) $0.02 per share (the “Fixed Conversion Price”), or (ii) if the shares are quoted, listed or admitted to trading on the OTCBB, any national securities exchange or quotation system, 50% of the lowest “Bid” price on the date of conversion. Additionally, as to the ERB Note, the Company hereby agrees and acknowledges that the conversion limitation as outlined in Section 1c(ii). of the documentation evidencing the obligation is hereby deemed null and void so that the note may be converted in its entirety and without limitation.

4.2           Filings.  The Company shall take all actions and make all necessary “blue sky” filings required to be made by the Company in connection with the sale of the Securities to Holder as required by all applicable laws, including without limitation such action as the Company shall reasonably determine is necessary to qualify the Securities, or obtain an exemption for the Securities for sale to the Holder at the Closing pursuant to this Agreement under all applicable laws, and shall provide a copy thereof to Holder promptly after such filing.

4.3           Reserved Shares.  The Company at all times from and after the date hereof shall have such amount of Shares duly and validly authorized and reserved for issuance as shall be sufficient for the conversion in full of the Debenture.  The Company shall take all action reasonably necessary to at all times have authorized, and reserved for the purpose of issuance, such amount of Shares as shall be necessary to effect the full conversion of the Debenture.  If at any time the number of authorized amount of Shares of the Company is insufficient to effect the full conversion of the Debenture amount of Common Shares, the Company shall call and hold a special meeting of the members of the Company as soon as practicable, for the sole purpose of so increasing the number of Shares.  Management shall also vote all of its Shares in favor of increasing the number of authorized Shares.

4.4           Accounting and Reserves.  The Company shall maintain a standard and uniform system of accounting and shall keep proper books and records and accounts in which full, true, and correct entries shall be made of its transactions, all in accordance with GAAP applied on consistent basis through all periods, and shall set aside on such books for each fiscal year all such reserves for depreciation, obsolescence, amortization, bad debts and other purposes in connection with its operations as are required by such principles so applied.

4.5           Transactions with Affiliates.  So long as the Debenture is outstanding, the Company shall, directly or indirectly, enter into any material transaction or agreement with any member, officer, director or Affiliate of the Company or family member of any manager, officer, director or Affiliate of the Company, unless the transaction or agreement is (i) reviewed and approved by a majority of the Disinterested Managers (as such term is hereinafter defined) and (ii) on terms no less favorable to the Company than those obtainable from a nonaffiliated person.  A “Disinterested Manager” shall mean a manager of the Company who does not have an interest in such transaction or agreement.

4.6           Certain Restrictions.  So long as the Debenture is outstanding, no distributions shall be declared or paid or set apart for payment nor shall any other distribution be declared or made upon any Shares, nor shall any Shares be redeemed, purchased or otherwise acquired for any consideration by the Company, directly or indirectly, nor shall any moneys be paid to or made available for a sinking fund for the redemption of any equity interest.  So long as the Debenture remains outstanding, the Company shall not, without the prior written consent of the Holder, (i) issue or sell any Shares or other equity in the Company, (ii) issue any preferred stock, warrant, option, right, contract, call, or other security or instrument granting the holder thereof the right to acquire any equity interest, (iii) incur any secured debt other than the Bonds currently being offered by the Company, (iv) effect a split or subdivision of any equity interest, or (v) increase the compensation to any officer by more than 5% for any annual period.

4.7           Use of Proceeds.  The Company shall use the proceeds from any Advance solely to fund working capital in accordance with a budget to be agreed upon from time to time.  Without limiting the generality of the foregoing, no Advances shall be used directly or indirectly to repay any indebtedness of the Company.

4.8           Most Favored Nation Provision.  Any time the Company effects a subsequent financing, Holder may elect, in its sole discretion, to exchange all or some of the Debenture then held by it for the securities issued in a subsequent financing based on the then outstanding principal amount of the Debenture plus any other fees then owed by the Company to Holder, at the effective price at which such securities are sold in such subsequent financing.

5.           ISSUANCE OF SHARES

Holder shall have the right to convert the Debenture by telecopying an executed and completed Conversion Notice (as such term is defined in the Debenture) to the Company.  Each date on which a Conversion Notice is telecopied to and received by the Company in accordance with the provisions hereof shall be deemed a Conversion Date (as such term is defined in the Debenture).  The Company shall transmit, or if applicable, cause its transfer agent to transmit the certificates evidencing the Debenture Shares issuable upon conversion of the Debenture (together with a new debenture, if any, representing the principal amount of the Debenture not being so converted) to Holder via express courier, within two (2) business days after receipt by the Company of the Conversion Notice, as applicable (the “Delivery Date”).

6.           CLOSING DATE

The “Closing” shall occur by the delivery: (i) to the Holder of the documents evidencing the Debenture and all other Documents, and (ii) to the Company of the Initial Advance.  The date on which the Closing occurs shall be referred to herein as the “Closing Date”.

7.           CONDITIONS TO THE COMPANY’S OBLIGATIONS

Holder understands that the Company’s obligation to sell the Debenture on the Closing Date to Holder pursuant to this Agreement is conditioned upon:

7.1           Delivery by Holder to the Company of the Initial Advance;

7.2           The accuracy on the Closing Date of the representations and warranties of Holder contained in this Agreement as if made on the Closing Date (except for representations and warranties which, by their express terms, speak as of and relate to a specified date, in which case such accuracy shall be measured as of such specified date) and the performance by Holder in all material respects on or before the Closing Date of all covenants and agreements of Holder required to be performed by it pursuant to this Agreement on or before the Closing Date; and

7.3           There shall not be in effect any law or order, ruling, judgment or writ of any court or public or governmental authority restraining, enjoining or otherwise prohibiting any of the transactions contemplated by this Agreement.

8.           CONDITIONS TO HOLDER’S OBLIGATIONS

The Company understands that Holder’s obligation to purchase the Securities on the Closing Date pursuant to this Agreement is conditioned upon:

8.1           Delivery by the Company of the Debenture, (I/N/O Holder or I/N/O Holder’s designee), together with the other Documents to Holder;

8.2           The accuracy on the Closing Date of the representations and warranties of the Company contained in this Agreement as if made on the Closing Date (except for representations and warranties which, by their express terms, speak as of and relate to a specified date, in which case such accuracy shall be measured as of such specified date) and the performance by the Company in all respects on or before the Closing Date of all covenants and agreements of the Company required to be performed by it pursuant to this Agreement on or before the Closing Date, all of which shall be confirmed to Holder by delivery of the certificate of the chief executive officer of the Company to that effect;

8.3           The Company shall have delivered to the Holder a certificate of the Company executed by an officer of the Company, dated as of the Closing, certifying the resolutions adopted by the Company’s members authorizing the execution of the Documents, the issuance of the Securities, and the transactions contemplated hereby, and copies of any required third party consents, approvals and filings required in connection with the consummation of the transactions contemplated by this Agreement;

8.4           There not having occurred (i) the declaration of a banking moratorium or any suspension of payments in respect of banks in the United States, (ii) the commencement of a war, armed hostilities or other international or national calamity directly or indirectly involving the United States or any of its territories, protectorates or possessions or (iii) in the case of the foregoing existing at the date of this Agreement, a material acceleration or worsening thereof;

8.5           There not having occurred any event or development, and there being in existence no condition, having or which reasonably and foreseeably could have a Material Adverse Effect;

8.6           There shall not be in effect any law, order, ruling, judgment or writ of any court or public or governmental authority restraining, enjoining or otherwise prohibiting any of the transactions contemplated by this Agreement;

8.7           The Company shall have obtained all consents, approvals or waivers from governmental authorities and third persons necessary for the execution, delivery and performance of the Documents and the transactions contemplated thereby;

8.8           Holder shall have received such additional documents, certificates, payment, assignments, transfers and other deliveries as it or its legal counsel may reasonably request and as are customary to effect a closing of the matters herein contemplated; and

9.           SURVIVAL; INDEMNIFICATION

9.1           The representations, warranties and covenants made by each of the Company and Holder in this Agreement, the annexes, schedules and exhibits hereto and in each instrument, agreement and certificate entered into and delivered by them pursuant to this Agreement shall survive the Closing and the consummation of the transactions contemplated hereby.  In the event of a breach or violation of any of such representations, warranties or covenants, the party to whom such representations, warranties or covenants have been made shall have all rights and remedies for such breach or violation available to it under the provisions of this Agreement or otherwise, whether at law or in equity, irrespective of any investigation made by or on behalf of such party on or prior to the Closing Date.

9.2           The Company hereby agrees to indemnify and hold harmless Holder, its affiliates and their respective officers, directors, employees, consultants, partners, members and attorneys (collectively, the “Holder Indemnitees”) from and against any and all losses, claims, damages, judgments, penalties, liabilities and deficiencies (collectively, “Losses”) and agrees to reimburse Holder Indemnitees for all reasonable out-of-pocket expenses (including the reasonable fees and expenses of legal counsel), in each case promptly as incurred by Holder Indemnitees and to the extent arising out of or in connection with:

a.           any misrepresentation, omission of fact or breach of any of the Company’s representations or warranties contained in this Agreement or the other Documents, or the annexes, schedules or exhibits hereto or thereto or any instrument, agreement or certificate entered into or delivered by the Company pursuant to this Agreement or the other Documents;

b.           any failure by the Company to perform any of its covenants, agreements, undertakings or obligations set forth in this Agreement or the other Documents or any instrument, certificate or agreement entered into or delivered by the Company pursuant to this Agreement or the other Documents;

c.           the purchase of the Debenture, the conversion of the Debenture, the payment of interest on the Debenture, the consummation of the transactions contemplated by this Agreement and the other Documents, the use of any of the proceeds of the Advance by the Company, the purchase or ownership of any or all of the Securities, the performance by the parties hereto of their respective obligations hereunder and under the Documents or any claim, litigation, investigation, proceedings or governmental action relating to any of the foregoing, whether or not Holder is a party thereto; and/or

d.           resales of the Securities by Holder in the manner and as contemplated by this Agreement and the Documents.

9.3           Promptly after receipt by a party seeking indemnification pursuant to this Article IX (an “Indemnified Party”) of written notice of any investigation, claim, proceeding or other action in respect of which indemnification is being sought (each, a “Claim”), the Indemnified Party promptly shall notify the Company against whom indemnification pursuant to this Article IX is being sought (the “Indemnifying Party”) of the commencement thereof, but the omission so to notify the Indemnifying Party shall not relieve it from any liability that it otherwise may have to the Indemnified Party except to the extent that the Indemnifying Party is materially prejudiced and forfeits substantive rights or defenses by reason of such failure.  In connection with any Claim as to which both the Indemnifying Party and the Indemnified Party are parties, the Indemnifying Party shall be entitled to assume the defense thereof.  Notwithstanding the assumption of the defense of any Claim by the Indemnifying Party, the Indemnified Party shall have the right to employ separate legal counsel and to participate in the defense of such Claim, and the Indemnifying Party shall bear the reasonable fees, out-of-pocket costs and expenses of such separate legal counsel to the Indemnified Party if (and only if): (x) the Indemnifying Party shall have agreed to pay such fees, out-of-pocket costs and expenses, (y) the Indemnified Party and the Indemnifying Party reasonably shall have concluded that representation of the Indemnified Party and the Indemnifying Party by the same legal counsel would not be appropriate due to actual or, as reasonably determined by legal counsel to the Indemnified Party, potentially differing interests between such parties in the conduct of the defense of such Claim, or if there may be legal defenses available to the Indemnified Party that are in addition to or disparate from those available to the Indemnifying Party or (z) the Indemnifying Party shall have failed to employ legal counsel reasonably satisfactory to the Indemnified Party within a reasonable period of time after notice of the commencement of such Claim.  If the Indemnified Party employs separate legal counsel in circumstances other than as described in clauses (x), (y) or (z) above, the fees, costs and expenses of such legal counsel shall be borne exclusively by the Indemnified Party.  Except as provided above, the Indemnifying Party shall not, in connection with any Claim in the same jurisdiction, be liable for the fees and expenses of more than one firm of legal counsel for the Indemnified Party (together with appropriate local counsel).  The Indemnifying Party shall not, without the prior written consent of the Indemnified Party (which consent shall not unreasonably be withheld), settle or compromise any Claim or consent to the entry of any judgment that does not include an unconditional release of the Indemnified Party from all liabilities with respect to such Claim or judgment.

9.4           In the event one party hereunder should have a claim for indemnification that does not involve a claim or demand being asserted by a third party, the Indemnified Party promptly shall deliver notice of such claim to the Indemnifying Party.  If the Indemnifying Party disputes the claim, such dispute shall be resolved by mutual agreement of the Indemnified Party and the Indemnifying Party or by binding arbitration conducted in accordance with the procedures and rules of the American Arbitration Association.  Judgment upon any award rendered by any arbitrators may be entered in any court having competent jurisdiction thereof.

10.           GOVERNING LAW

This Agreement shall be governed by and interpreted in accordance with the laws of the State of Nevada, without regard to the conflicts of law principles of such state.

11.           WAIVER OF JURY TRIAL

TO THE FULLEST EXTENT PERMITTED BY LAW, EACH OF THE PARTIES HERETO HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY OTHER DOCUMENT OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS AGREEMENT AND OTHER DOCUMENTS.  EACH PARTY HERETO (i) CERTIFIES THAT NEITHER OF THEIR RESPECTIVE REPRESENTATIVES, AGENTS OR ATTORNEYS HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS AND (ii) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS HEREIN.

12.           COUNTERPARTS; EXECUTION

This Agreement may be executed in counterparts, each of which when so executed and delivered shall be an original, but both of which counterparts shall together constitute one and the same instrument.  A facsimile transmission of this signed Agreement shall be legal and binding on both parties hereto.

13.           HEADINGS

The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

14.           SEVERABILITY

In the event any one or more of the provisions contained in this Agreement or in the other Documents should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein or therein shall not in any way be affected or impaired thereby.  The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions, the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

15.           ENTIRE AGREEMENT; REMEDIES, AMENDMENTS AND WAIVERS

This Agreement and the Documents constitute the entire agreement between the parties hereto pertaining to the subject matter hereof and supersede all prior agreements, understandings, negotiations and discussions, whether oral or written, of such parties.  No supplement, modification or waiver of this Agreement shall be binding unless executed in writing by both parties.  No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

16.           NOTICES

Any notices, consents, waivers, or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered (i) upon receipt, when delivered personally; (ii) upon confirmation of receipt, when sent by facsimile; (iii) three (3) days after being sent by U.S. certified mail, return receipt requested, or (iv) one (1) day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

A. If to the Company, to:
Rontgenlaan 27, 2719 DX Zoetermeer, The Netherlands Attn: Erwin Bouwens
B. If to Holder, to:
Admefo Investments AG Oberneuhistrasse 6 6340 Baar, Switzerland Attn: E.B.H.G. Meijers
The Company or Holder may change the foregoing address by notice given pursuant to this Article XVI.

17.           CONFIDENTIALITY

Each of the Company and Holder agrees to keep confidential and not to disclose to or use for the benefit of any third party the terms of this Agreement or any other information which at any time is communicated by the other party as being confidential without the prior written approval of the other party; provided, however, that this provision shall not apply to information which, at the time of disclosure, is already part of the public domain (except by breach of this Agreement) and information which is required to be disclosed by law.

18.           MAXIMUM INTEREST RATE

Notwithstanding anything herein to the contrary, if at any time the applicable interest rate as provided for herein shall exceed the maximum lawful rate which may be contracted for, charged, taken or received by the Holder in accordance with any applicable law (the “Maximum Rate”), the rate of interest applicable to this Agreement shall be limited to the Maximum Rate.  To the greatest extent permitted under applicable law, the Company hereby waives and agrees not to allege or claim that any provisions of this Agreement could give rise to or result in any actual or potential violation of any applicable usury laws.

19.           ASSIGNMENT

This Agreement shall not be assignable by the Company without the prior written consent of the Holder.  The Holder may assign this Agreement upon three days prior written notice to the Company.

20.           PAYMENT OF COSTS

All costs and expenses of Holder in connection with this Agreement and the other Documents and the transactions contemplated herein shall be paid by the Company promptly upon receipt by the Company of the invoice(s) therefor.

IN WITNESS WHEREOF, the parties hereto have duly caused this Agreement to be executed and delivered on the date first above written.

Genmed Holding Corp. By: Name: Erwin R. Bouwens Title: President	Admefo Investments AG By: Name: E.B.H.G. Meijers Title: President

______________ Initials	____________ Initials